PROSPECTUS SUPPLEMENT                                 EXHIBIT 99.1
(To Prospectus dated February 17, 2006)               REGISTRATION NO. 333-43142



                       [GRAPHIC OMITTED][GRAPHIC OMITTED]



                        1,000,000,000 Depositary Receipts
                           Wireless HOLDRS (SM) Trust

       This prospectus supplement supplements information contained in the prospectus dated February 17, 2006 relating to the sale of up to 1,000,000,000 depositary receipts by the Wireless HOLDRS (SM) Trust.

       The share amounts specified in the table in the "Highlights of Wireless HOLDRS" section of the base prospectus shall be replaced with the following:

                                                                                     Primary
                                                                        Share        Trading
                     Name of Company                     Ticker        Amounts        Market
       ---------------------------------------------  ------------  -------------  ------------
       Aether Holdings, Inc.                              AETH            1           NASDAQ
       ALLTEL Corp.                                        AT            1.07          NYSE
       Crown Castle International Corp.                    CCI            4            NYSE
       Deutsche Telekom AG *                               DT          18.48409        NYSE
       LM Ericsson Telephone Company *                    ERICY          7.4          NASDAQ
       Embarq Corporation(2)                               EQ        1.539001744       NYSE
       Freescale Semiconductor Class B                    FSL.B        4.527015        NYSE
       Motorola, Inc.                                      MOT            41           NYSE
       Nokia Corp. *                                       NOK            23           NYSE
       Qualcomm Incorporated                              QCOM            26          NASDAQ
       Research In Motion Limited                         RIMM            4           NASDAQ
       RF Micro Devices, Inc.                             RFMD            4           NASDAQ
       SK Telecom Co., Ltd. *                              SKM            17           NYSE
       Sprint Nextel Corporation                            S        30.78003488       NYSE
       United States Cellular Corporation                  USM            1            AMEX
       Verizon Communications                              VZ             17           NYSE
       Vivo Participacoes                                  VIV            3            NYSE
       Vodafone Group p.l.c. *                             VOD            21           NYSE
       -------------------------------

(1) Effective June 27, 2006, Nextel Partners Inc. (NYSE ticker "NXTP") and Sprint Nextel Corporation merged (NYSE ticker "S"). As a result, Nextel Partners Inc. is no longer an underlying constituent of the Wireless HOLDRS Trust. For the four shares of Nextel Partners Inc. per 100 shares round lot of Wireless HOLDRS, The Bank of New York received $114.00 and will distribute cash at a rate of $1.14 per depositary share on July 7, 2006.

(2) As a result of the spin-off of Embarq Corporation (NYSE ticker "EQ") from Sprint Nextel Corporation (NYSE ticker "S"), a component of Wireless HOLDRS Trust, Embarq Corporation has been added as an underlying security of the Wireless HOLDRS Trust. For the 30.78003488 shares of Sprint Nextel Corporation per 100 share lot of Wireless HOLDRS, The Bank of New York received 1.539001744 shares of Embarq Corporation. Effective May 23, 2006, creations and cancellations of Wireless HOLDRS Trust require 1.539001744 shares of Embarq Corporation.

* The securities of these non-U.S. companies trade in the United States as American Depositary Receipts. Please see "Risk Factors" and "United States Federal Income Tax Consequences--Special considerations with respect to underlying securities of foreign issuers" for additional information relating to an investment in a non-U.S. company.

         The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

            The date of this prospectus supplement is June 30, 2006.